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                                                           Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-60595, 333-59201, and 333-53679 of Mail-Well, Inc. on Forms
S-3 and Registration Statement No.'s 333-26743 and 333-61467 of Mail-Well, Inc. on Forms S-8 of our report dated February 10, 2000 relating to the consolidated financial statements of American Business Products, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 appearing in this Current Report on Form 8-K of Mail-Well, Inc.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
May 4, 2000